UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2020

MAPTELLIGENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-218746	88-0203182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2831 St. Rose Parkway, Suite # 297

Henderson, NV 89052

 (Address of principal executive offices) (zip code)

561-926-3083

(Registrant’s telephone number, including area code)

    Copies to:

Joseph Cosio-Barron

2831 St. Rose Parkway, Suite # 297

Henderson, NV 89052

415-990-8141

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

GPL Ventures LLC Note

On November 23, 2020 (the “Issuance Date”), Maptelligent, Inc. (the "Company"), entered into a convertible promissory note with GPL Ventures LLC (the "Investor”) in the principal amount of $200,000 (the "GPL Note), of which $100,000 was received by the Company, with the balance of the Note expected to be received by the Company prior to December 31, 2020. The GPL Note matures on November 23, 2021 (the “Maturity Date”), bears interest rate of 12% per year, payable on the Maturity Date in either cash or shares of the Company’s common stock, par value $0.00001 (the “Common Stock”) at the Company's option (subject to certain conditions). The GPL Note is convertible at any time by the Investor into Common Stock, beginning on the Issuance Date, at the Conversion Price (as defined in the GPL Note). The Company intends to use the net proceeds from the GPL Note for general working capital purposes. The GPL Note contains such representations, warranties and covenants as are typical for a transaction of this nature. In an Events of Default (as defined in the GPL Note), the GPL Note shall become immediately due and payable.

The foregoing description of the GPL Note does not purport to be complete and is qualified in their entirety by reference to the full text of the GPL Note, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Auctus Fund, LLC Note

On December 10, 2020 (the “Closing Date”), the Company and Auctus Fund, LLC (“Auctus,” and together with the Company, the “Parties”) entered into a Securities Purchase Agreement (the “Auctus SPA”), pursuant to which the Company purchased two convertible promissory notes (the “Auctus Notes”, and each an “Auctus Note”), each with a principal amount of $220,000, for a total principal amount of $440,000. The first Auctus Note was issued by the Company to Auctus on the Closing Date (the “Initial Auctus Note”), and second Auctus Note will be issued by the Company to Auctus 45 days following the Closing Date. The Auctus SPA contains provisions for a due diligence fee of $20,000 following the issuance of each Auctus Note and customary representations, warranties and covenants including limitations on additional debt, a right of first refusal over any Future Offering (as defined in the Auctus SPA) for the 12 months following the Closing Date. The Initial Auctus Note has an interest rate of twelve percent (12%) per annum and a maturity date of June 10, 2022. The Initial Auctus Note contains such representations, warranties and covenants as are typical for a transaction of this nature. In an Event of Default (as defined in the Initial Auctus Notes), the Initial Auctus Notes become immediately due and payable. The Company intends to use the net proceeds from the Initial Auctus Notes for general working capital purposes. In addition to the Initial Auctus Notes, on the Closing Date, the Company issued Auctus a warrant to acquire 146,667 shares of Common Stock at an exercise price of $1.50 per share (the “Auctus Warrant”). The Auctus Warrant contains a cashless exercise provision and expired on the fifth anniversary of the warrant.

The Auctus Notes are secured pursuant to a Security Agreement between the Company and Auctus, dated December 10, 2020 (the “Security Agreement”), securing certain Collateral (as defined in the Security Agreement) until the Company fulfills its obligations to Auctus under the Auctus SPA, Auctus Notes and Auctus Warrant.

The foregoing description of the Auctus SPA, Auctus Note, Security Agreement and Auctus Warrant does not purport to be complete and is qualified in their entirety by reference to the full text of the Auctus SPA, Auctus Note, Security Agreement and Auctus Warrant, which are filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the securities is an accredited investor.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1*	Convertible Promissory Note, dated November 23, 2020, by and between the Company and GPL Ventures LLC

4.2*	Senior Secured Promissory Note, dated December 10, 2020, by and between the Company and Auctus Fund, LLC

10.1*	Securities Purchase Agreement, dated December 10, 2020, by and between the Company and Auctus Fund, LLC

10.2*	Form of Warrant

10.3*	Security Agreement, dated December 10, 2020, by and between the Company and Auctus Fund, LLC

* Filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maptelligent Inc.

Date: December 23, 2020	By:	/s/ Albert Koenigsberg
	Name:	Albert Koenigsberg
	Title:	Chief Executive Officer

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